Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (033-54158, 333-115713, 333-159513) of Quaker Chemical Corporation of our report dated June 25, 2013, relating to the December 31, 2012 financial statements and supplemental schedule of Quaker Chemical Corporation Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
June 25, 2013